EXHIBIT 99.2
                                   PROXY

                       SEAWAY FINANCIAL CORPORATION
                      SPECIAL MEETING OF SHAREHOLDERS
                             DECEMBER 5, 1996


          The undersigned appoints Franklin H. Moore, Jr. and Donald L. Osterland, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of Seaway Financial Corporation common stock that the undersigned is entitled to vote at the special meeting of Seaway Financial Corporation shareholders to be held on December 5, 1996, and at any adjournment thereof:

     1.   Approval of an Agreement and Plan of       FOR   AGAINST   ABSTAIN
          Merger contained and described in the     (   )   (   )     (   )
          Prospectus and Proxy Statement dated
          October 24, 1996.

      (YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL)

     2. As such proxies in their discretion may determine upon all other matters that may be presented at the meeting.


     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEAWAY FINANCIAL CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate and include title.

                                   Dated: ___________________________, 1996

                                   X_______________________________________

                                   X_______________________________________

                                   X_______________________________________
                                        Signatures of Shareholders

          PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
                         IN THE ENCLOSED ENVELOPE.